UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note:

This amended Current Report on Form 8-K is being filed solely for the purpose of amending and restating Item 8.01 and Item 9.01 of the Current Report on Form 8-K of Worthington Industries, Inc. (the “Registrant”) filed at approximately 9:00 a.m., Eastern Daylight Time, on June 25, 2020 (the “Original Report”), which contained errors in several of the dates disclosed in the Original Report. Other than updating Item 8.01 and Item 9.01 to correct these dates, there are no other changes to the Original Report.

Item 8.01. Other Events.

On June 24, 2020, the Registrant issued a news release (the “Dividend News Release”) reporting that the Board of Directors of the Registrant had declared a quarterly dividend of $0.25 per share in respect of the Registrant’s common shares. The dividend was declared on June 24, 2020 and is payable on September 29, 2020 to shareholders of record on September 15, 2020. A copy of the Dividend News Release is included herewith as Exhibit 99.3 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d)       Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on June 25, 2020 (Financial News Release)
99.2	News Release issued by Worthington Industries, Inc. on June 24, 2020 (Leadership Succession News Release)
99.3	News Release issued by Worthington Industries, Inc. on June 24, 2020 (Dividend News Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: June 25, 2020	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Senior Vice President- Administration, General Counsel & Secretary